Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

OPERATING AND FINANCIAL RESULTS

Highlights

Fourth Quarter 2008:

•       Fourth Quarter 2008 Funds from Operations (FFO) Per Share (Diluted) of $1.55, up 6%, Compared to $1.46 for Fourth Quarter 2007

•       Fourth Quarter 2008 Earnings Per Share from Continuing Operations (Diluted) of $0.66, up 10%, Compared to $0.60 for Fourth Quarter 2007

•       GAAP Same Property Revenues Less Operating Expenses up 4.3%

•       Executed 34 Leases for Approximately 513,000 Rentable Square Feet

•       GAAP Rental Rate Increase of 13.9% on Renewed/Released Space

•       Extended Maturity to 2010 of $175 Million Secured Note Payable

•       Completed Redevelopment of Multiple Spaces at Seven Properties Aggregating Approximately 116,000 Rentable Square Feet

•       Executed Long Term Lease with a Large Cap Biopharma Company at Mission Bay in San Francisco, Ca.

•       Executed Long Term Lease with Pfizer, Inc. at Technology Square in Cambridge, Ma.

•       Occupancy at Approximately 95%

•       Sold One Property Previously Classified as “Held For Sale”

Year Ended December 31, 2008:

•       Total Return Performance of 399% from May 28, 1997 to December 31, 2008, Assuming Reinvestment of All Dividends

•       Positive GAAP Year-to-Year Lease Rolls for Ten Consecutive Years

•       Positive GAAP Same Property Growth Quarter-to-Quarter for 42 Consecutive Quarters

•       2008 FFO Per Share (Diluted) of $6.06, up 6%, After Supplemental Adjustments, Compared to $5.70 for 2007, After Supplemental Adjustments

•       2008 Earnings Per Share From Continuing Operations (Diluted) of $2.60, up 15%, Compared to $2.27 for 2007

•       GAAP Same Property Revenues Less Operating Expenses up 3.3%

•       Executed 141 Leases for Approximately 2,161,000 Rentable Square Feet, up 37% Over 2007

•       GAAP Rental Rate Increase of 15.0% on Renewed/Released Space

•       Extended Maturities of Two Secured Notes Payable Aggregating Approximately $256 Million

•       Completed Redevelopment of Multiple Spaces at 14 Properties Aggregating Approximately 335,000 Rentable Square Feet; 88% Leased

•       Leased Approximately 630,000 Rentable Square Feet of Redevelopment and Development Space

•       Operating Margins Steady at Approximately 75%

•       Sold Eight Properties for Approximately $86 Million; Subsequent to Year End, in January 2009, Sold Three Properties in the San Diego Market for Approximately $14 Million; Completed Sales from January 1, 2008 Through January 31, 2009 Aggregating Approximately $100 Million and 498,000 Rentable Square Feet

•       Received LEED® Certifications for Two Buildings in the Eastern Massachusetts and San Francisco Bay Markets

•       Closed 7.00% Series D Cumulative Convertible Preferred Stock Offering with Net Proceeds of Approximately $242 Million

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED
DECEMBER 31, 2008 OPERATING AND FINANCIAL RESULTS

PASADENA, CA. - February 9, 2009 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the fourth quarter and year ended December 31, 2008.

For the fourth quarter of 2008, we reported FFO available to common stockholders of $49,450,000, or $1.55 per share (diluted), compared to $46,324,000, or $1.46 per share (diluted), for the fourth quarter of 2007.  Comparing the fourth quarter of 2008 to the fourth quarter of 2007, FFO available to common stockholders and FFO per share (diluted) increased 7% and 6%, respectively.  For the year ended December 31, 2008, we reported FFO available to common stockholders of $193,310,000, or $6.06 per share (diluted), after supplemental adjustments, compared to $170,999,000, or $5.70 per share (diluted), after supplemental adjustments, for the year ended December 31, 2007.  Comparing the year ended December 31, 2008 to the year ended December 31, 2007, FFO available to common stockholders and FFO per share (diluted) increased 13% and 6%, respectively, after supplemental adjustments.  In 2008, we recognized additional rental income aggregating $11,268,000, or $0.35 per share (diluted), related to a modification of a lease for a property in South San Francisco, Ca. and a write-off of deferred rent.  In 2008, we also recognized non-cash impairment charges aggregating $13,251,000, or $0.42 per share (diluted), for other-than-temporary declines in the fair value of certain investments.  Additionally, in 2008, we incurred non-cash impairment charges aggregating $4,650,000, or $0.15 per share (diluted), related to two properties.  In 2007, we recognized a preferred stock redemption charge of $2,799,000, or $0.09 per share (diluted).

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders on both an aggregate and per share (diluted) basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended December 31, 2008 and 2007 was $28,483,000 and $26,969,000, respectively. Depreciation and amortization expense for the year ended December 31, 2008 and 2007 was $108,743,000 and $97,335,000, respectively.  Net income available to common stockholders for the fourth quarter of 2008 was $21,071,000, or $0.66 per share (diluted), compared to $22,277,000, or $0.70 per share (diluted), for the fourth quarter of 2007.  Net income available to common stockholders for the year ended December 31, 2008 was $98,644,000, or $3.09 per share (diluted), compared to $78,905,000, or $2.63 per share (diluted), for the year ended December 31, 2007.  Net income available to common stockholders for the year ended December 31, 2008 included additional rental income aggregating $11,268,000 related to a modification of a lease and a write-off of deferred rent, non-cash impairment charges aggregating $17,901,000 and gains on sales of properties aggregating $20,401,000.  The non-cash impairment charges consisted of $4,650,000 related to two properties and $13,251,000 for other-than-temporary declines in the fair value of certain investments.  Net income available to common stockholders for the year ended December 31, 2007 included gains on sales of four properties and four land parcels aggregating $7,976,000 and a preferred stock redemption charge aggregating $2,799,000.  Excluding these items, net income available to common stockholders for the year ended December 31, 2008 was $84,876,000, or $2.66 per share (diluted), compared to net income available to common stockholders of $73,728,000, or $2.46 per share (diluted), for the year ended December 31, 2007.

For the fourth quarter of 2008, we executed a total of 34 leases for approximately 513,000 rentable square feet of space at 26 different properties (excluding month-to-month leases).  Of this total, approximately 373,000 rentable square feet related to new or renewal leases of previously leased space and approximately 140,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 140,000 rentable square feet, approximately 96,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 44,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 13.9% higher (on a GAAP basis) than rental rates for expiring leases.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED
DECEMBER 31, 2008 OPERATING AND FINANCIAL RESULTS

For the year ended December 31, 2008, we executed a total of 141 leases for approximately 2,161,000 rentable square feet of space at 65 different properties (excluding month-to-month leases).  Of this total, approximately 1,254,000 rentable square feet were for new or renewal leases related to previously leased space and approximately 907,000 rentable square feet were for redeveloped, developed or previously vacant space.  Of the 907,000 rentable square feet, approximately 630,000 rentable square feet were delivered from our redevelopment or development programs, with the remaining approximately 277,000 rentable square feet related to previously vacant space.  Rental rates for new or renewal leases were on average approximately 15.0% higher (on a GAAP basis) than rental rates for expiring leases.

During the fourth quarter of 2008, we sold one property located in the Eastern Massachusetts market with approximately 25,000 rentable square feet for approximately $2 million.  During the year ended December 31, 2008, we sold eight properties, including five properties in the east bay area of the San Francisco Bay market, aggregating approximately 434,000 rentable square feet.  The aggregate sales price for the properties sold during the year ended December 31, 2008 was approximately $86 million.  As of December 31, 2008, three properties approximating 64,000 rentable square feet were classified as “held for sale.”  In January 2009, we sold these three properties for an aggregate sales price of approximately $14 million.  The net proceeds from these sales were used to repay outstanding debt.

In December 2008, we announced that a multinational, large cap biopharmaceutical company entered into a long-term lease at The Alexandria Center for Science and Technology at Mission Bay, San Francisco, California.  We also announced that Pfizer, Inc. entered into a long-term lease at Technology Square in Cambridge, Massachusetts.

As of December 31, 2008, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, as of December 31, 2008, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, as of December 31, 2008, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, our guidance for FFO per share (diluted) and earnings per share (diluted) is as follows:

2009
FFO per share (diluted) (1)	$6.26 (1)
Earnings per share (diluted) (1)	$2.73 (1)

(1)      Effective January 1, 2009, we will adopt FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) and FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”), both of which require retrospective application to prior periods.  Our guidance for 2009 includes the estimated additional non-cash interest we will recognize under FSP APB 14-1 which affects the accounting treatment for convertible debt instruments, such as our outstanding unsecured convertible notes.  In addition, our guidance for 2009 includes the estimated impact related to FSP EITF 03-6-1 which requires unvested share-based payment awards with nonforfeitable rights to receive dividends or dividend equivalents to be considered participating securities for the purposes of applying the two-class method of calculating earnings per share.  As a result, net income available to common stockholders, earnings per share, FFO and FFO per share will be adjusted for an allocation of net income to unvested stock awards.  We are still in the process of evaluating the overall impact of FSP APB 14-1 and FSP EITF 03-6-1, however, we believe that 2008 FFO per share (diluted) and earnings per share (diluted) as reported at $5.85 and $3.09, respectively, would have been approximately $5.62 and $2.89, respectively, after considering the estimated impact of FSP APB 14-1 and FSP EITF 03-6-1.   2008 FFO per share (diluted) included additional rental income related to a modification of a lease and a write-off of deferred rent aggregating $11,268,000 and non-cash impairment charges aggregating $17,901,000.  2008 earnings per share (diluted) included additional rental income related to a modification of a lease and a write-off of deferred rent aggregating $11,268,000, non-cash impairment charges aggregating $17,901,000 and gains on sales of property aggregating $20,401,000.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED
DECEMBER 31, 2008 OPERATING AND FINANCIAL RESULTS

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and pre-eminent first-in-class real estate investment trust focused principally on science-driven cluster formation.  Alexandria is the leading provider of high-quality environmentally sustainable real estate, technical infrastructure and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biopharmaceutical, medical device, product, service, and translational entities, as well as government agencies.  Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base approximates 12.6 million rentable square feet consisting of 159 properties approximating 11.7 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating 875,000 rentable square feet.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2009 earnings per share (diluted), 2009 FFO per share (diluted) and our redevelopment and development pipelines.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing and or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of today, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Income statement data
Total revenues	$126,572	$107,596	$460,668	$397,062

Expenses
Rental operations	29,078	26,923	114,543	97,103
General and administrative	8,973	8,127	34,796	32,316
Interest	19,686	23,451	78,791	86,126
Depreciation and amortization	28,368	26,474	108,233	95,008
Non-cash impairment on investments	11,266	–	13,251	–
	97,371	84,975	349,614	310,553

Minority interest	971	951	3,799	3,669
Income from continuing operations	28,230	21,670	107,255	82,840

Income from discontinued operations, net	(70)	3,322	15,614	10,884

Net income	28,160	24,992	122,869	93,724

Dividends on preferred stock	7,089	2,715	24,225	12,020
Preferred stock redemption charge	–	–	–	2,799
Net income available to common stockholders	$21,071	$22,277	$98,644	$78,905

Weighted average shares of common stock outstanding
Basic	31,757,072	31,446,999	31,653,829	29,668,231
Diluted	31,883,885	31,729,054	31,907,956	30,004,462

Earnings per share – basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.66	$0.60	$2.63	$2.29
Discontinued operations, net	–	0.11	0.49	0.37
Earnings per share – basic	$0.66	$0.71	$3.12	$2.66

Earnings per share – diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.66	$0.60	$2.60	$2.27
Discontinued operations, net	–	0.10	0.49	0.36
Earnings per share – diluted	$0.66	$0.70	$3.09	$2.63

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

United States generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following tables present 1) a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to FFO available to common stockholders and 2) a reconciliation of earnings per share (diluted) to FFO per share (diluted), in each case, for the three months and year ended December 31, 2008 and 2007 (in thousands, except per share data):

Reconciliation of net income available to common stockholders to FFO available to common stockholders	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007

Net income available to common stockholders	$21,071	$22,277	$98,644	$78,905
Add: Depreciation and amortization (1)	28,483	26,969	108,743	97,335
Add: Minority interest	971	951	3,799	3,669
Subtract: Gain on sales of property (2)	(6)	(2,901)	(20,401)	(7,976)
Subtract: FFO allocable to minority interest	(1,069)	(972)	(4,108)	(3,733)
FFO available to common stockholders	$49,450	$46,324	$186,677	$168,200
FFO per share (diluted)
Basic	$1.56	$1.47	$5.90	$5.67
Diluted	$1.55	$1.46	$5.85 (3)	$5.61 (4)

Reconciliation of earnings per share (diluted) to FFO per share (diluted)
Earnings per share (diluted)	$0.66	$0.70	$3.09	$2.63
Depreciation and amortization (1)	0.89	0.85	3.41	3.25
Minority interest	0.03	0.03	0.12	0.12
Gain on sales of property (2)	–	(0.09)	(0.64)	(0.27)
FFO allocable to minority interest	(0.03)	(0.03)	(0.13)	(0.12)
FFO per share (diluted)	$1.55	$1.46	$5.85	$5.61

(1)	Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations for the periods prior to when such assets were classified as “held for sale”.
(2)

Gain on sales of property relates to the disposition of one property sold during the fourth quarter 2008, one property sold during the second quarter 2008, six properties sold during the first quarter 2008, one property sold during the fourth quarter of 2007, four land parcels and one property sold during the third quarter of 2007, one property sold during the second quarter of 2007 and one property sold during the first quarter of 2007. Gain on sales of property is included in the income statement in income from discontinued operations, net.

(3)

For the year ended December 31, 2008, we recognized additional rental income aggregating $11,268,000 related to a modification of a lease and a write-off of deferred rent and non-cash impairment charges aggregating $17,901,000. The non-cash impairment charges consisted of $4,650,000 related to two properties and $13,251,000 for other-than-temporary declines in the fair value of certain investments. FFO per share (diluted) for the year ended December 31, 2008 excluding these items was $6.06.

(4)

During the first quarter of 2007, we redeemed our 9.10% series B cumulative redeemable preferred stock. Accordingly, in compliance with FASB Emerging Issues Task Force D-42 (“EITF Topic D-42”), we recorded a charge of $2,799,000, or $0.09 per share (diluted), for costs related to the redemption of our series B preferred stock. FFO per share (diluted) for the year ended December 31, 2007 excluding this item was $5.70.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Quarterly Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
Operational data	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Rental income	$97,778	$85,503	$82,861	$81,841	$81,379
Tenant recoveries	26,347	26,726	23,904	24,471	22,252
Other income	2,447	2,648	2,892	3,250	3,965
Total revenues (continuing operations) (a)	$126,572	$114,877	$109,657	$109,562	$107,596

Funds from operations per share (diluted) (b)	$1.55	$1.53	$1.51	$1.27 (c)	$1.46
Dividends per share on common stock	$0.80	$0.80	$0.80	$0.78	$0.78
Dividend payout ratio (common stock) (d)	52.3%	52.7%	53.4%	62.0%	53.9%
Straight-line rent	$2,547	$3,274	$3,437	$3,015	$4,615
Capitalized interest	$19,235 (e)	$17,646	$18,437	$17,262	$16,609
Number of properties (f)
Acquired/added/completed during period	–	–	2	–	2
Sold/transferred (g)	(1)	–	(1)	(7)	(3)
At end of period	159	160	160	159	166
Rentable square feet (f)
Acquired/added/completed during period	–	–	60,000	–	404,986
Sold/transferred (g)	(24,867)	–	(49,437)	(475,976)	(92,927)
At end of period	11,685,912	11,710,779	11,710,779	11,700,216	12,176,192

	As of
Other data	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Number of shares of common stock outstanding	31,899,037	31,839,622	31,773,117	31,673,359	31,603,344
Closing price of common stock	$60.34	$112.50	$97.34	$92.72	$101.67

Debt to total market capitalization (h)
Total debt	$2,966,963	$2,804,551	$2,693,333	$2,625,852	$2,787,904
Less minority interest share of debt	(44,984)	(42,384)	(40,762)	(39,838)	(39,320)
Our share of total debt	2,921,979	2,762,167	2,652,571	2,586,014	2,748,584
Preferred stock	353,658	368,489	377,616	352,127	136,845
Common stock market capitalization	1,924,788	3,581,957	3,092,795	2,936,754	3,213,112
Total market capitalization	$5,200,425	$6,712,613	$6,122,982	$5,874,895	$6,098,541
Debt to total market capitalization	56.2%	41.1%	43.3%	44.0%	45.1%

(a)	The historical results above exclude the results of assets “held for sale” which have been classified as discontinued operations.
(b)	See page 6 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
(c)

In March 2008, we recognized aggregate non-cash impairment charges of approximately $1,985,000 for other-than-temporary declines in the fair value of certain investments and non-cash impairment charges of approximately $4,650,000 on two properties which were sold in May and October 2008. FFO per share (diluted) for the first quarter of 2008 before these items was $1.48.

(d)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations.

(e)

As of December 31, 2008, assets for which capitalization of interest is required pursuant to Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”), approximated $1.4 billion. This amount is classified as properties undergoing development and redevelopment, and land held for development on our balance sheet. The weighted average interest rate used in the calculation of capitalized interest required pursuant to SFAS 34 was approximately 5.37% for the three months ended December 31, 2008. SFAS 34 requires the interest rate for capitalization to be based on applicable interest costs related to borrowings outstanding during the period, including the impact of interest rate swap agreements, debt premiums/discounts and amortization of loan fees.

(f)

Includes properties “held for sale” during the applicable periods such assets were “held for sale.” As of December 31, 2008, three properties aggregating 64,218 rentable square feet were classified as “held for sale.”

(g)

During the fourth quarter of 2008, we sold one asset located in the Eastern Massachusetts market. During the second quarter of 2008, we sold one asset located in the San Diego market. During the first quarter of 2008, we sold six properties and transferred one property from operating assets to embedded future development opportunities. During the fourth quarter of 2007, we sold one property and transferred two properties from operating assets to embedded future development opportunities.

(h)

Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus series D cumulative convertible preferred stock at liquidation value, plus our share of total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Annual Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Year Ended
Operational data	12/31/2008	12/31/2007	12/31/2006	12/31/2005	12/31/2004
Rental income	$347,983	$300,011	$229,636	$172,755	$128,467
Tenant recoveries	101,448	82,232	60,630	45,205	31,180
Other income	11,237	14,819	11,795	4,757	3,486
Total revenues (continuing operations) (a)	$460,668	$397,062	$302,061	$222,717	$163,133

Funds from operations per share (diluted) (b)	$5.85 (c)	$5.61 (d)	$5.16	$4.82	$4.41	(e)
Dividends per share on common stock	$3.18	$3.04	$2.86	$2.72	$2.52
Dividend payout ratio (common stock) (f)	54.8%	55.4%	58.8%	57.9%	56.7%
Number of properties (g)
Acquired/added/completed during period	2	17	29	22	23
Sold/transferred to development	(9)	(9)	(3)	(1)	(1)
Owned at end of period	159	166	158	132	111
Rentable square feet (g)
Acquired/added/completed during period	60,000	1,503,322	2,683,211	1,392,299	1,714,573
Sold/transferred to development	(550,280)	(580,539)	(268,099)	(16,500)	2,891
Owned at end of period	11,685,912	12,176,192	11,253,409	8,838,297	7,462,498

	As of
	12/31/2008	12/31/2007	12/31/2006	12/31/2005	12/31/2004
Other data
Number of shares of common stock outstanding	31,899,037	31,603,344	29,012,135	22,441,294	19,594,418
Closing price of common stock	$60.34	$101.67	$100.40	$80.50	$74.42

Debt to total market capitalization (h)
Total debt	$2,966,963	$2,787,904	$2,024,866	$1,406,666	$1,186,946
Less minority interest share of debt	(44,984)	(39,320)	(22,064)	–	–
Our share of debt	2,921,979	2,748,584	2,002,802	1,406,666	1,186,946
Preferred stock market capitalization	353,658	136,845	193,360	192,419	199,360
Common stock market capitalization	1,924,788	3,213,112	2,912,818	1,806,524	1,458,217
Total market capitalization	$5,200,425	$6,098,541	$5,108,980	$3,405,609	$2,844,523
Debt to total market capitalization	56.2%	45.1%	39.2%	41.3%	41.7%

(a)	The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.
(b)	See page 6 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
(c)

In 2008, we recognized additional rental income aggregating $11,268,000 related to a modification of a lease and a write-off of deferred rent and non-cash impairment charges aggregating $17,901,000. The non-cash impairment charges consisted of $4,650,000 related to two properties and $13,251,000 for other-than-temporary declines in the fair value of certain investments. FFO per share (diluted) before these items was $6.06.

(d)

During the first quarter of 2007, we elected to redeem our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000 for costs related to the redemption of our Series B Preferred Stock. FFO per share (diluted) before this item was $5.70.

(e)

During the second quarter of 2004, we redeemed our 9.50% Series A cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $1,876,000 recorded in the second quarter of 2004 for costs related to the redemption of our Series A Preferred Stock. FFO per share (diluted) before this item was $4.51.

(f)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations.

(g)

Includes assets “held for sale” during the applicable periods such assets were “held for sale.” As of December 31, 2008, three properties with approximately 64,218 rentable square feet were classified as “held for sale.”

(h)

Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus series D cumulative convertible preferred stock at liquidation value, plus our share of total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2008	2007
	(Unaudited)
Assets
Rental properties, net	$3,325,047	$3,146,915
Properties undergoing development and redevelopment, and land held for development	1,397,423	1,143,302
Cash and cash equivalents	71,161	8,030
Tenant security deposits and other restricted cash	67,782	51,911
Tenant receivables	6,453	6,759
Deferred rent	85,733	81,496
Investments	61,861	84,322
Other assets	115,636	119,359
Total assets	$5,131,096	$4,642,094

Liabilities and Stockholders’ Equity
Secured notes payable	$1,081,963	$1,212,904
Unsecured line of credit and unsecured term loan	1,425,000	1,115,000
Unsecured convertible notes	460,000	460,000
Accounts payable, accrued expenses and tenant security deposits	386,811	247,289
Dividends payable	32,105	27,575
Total liabilities	3,385,879	3,062,768

Minority interest	75,021	75,506

Stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	250,000	–
Common stock	319	316
Additional paid-in capital	1,377,448	1,365,773
Accumulated other comprehensive (loss) income	(87,209)	8,093
Total stockholders’ equity	1,670,196	1,503,820
Total liabilities and stockholders’ equity	$5,131,096	$4,642,094

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
December 31, 2008
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates

	Secured Debt				Unsecured Debt
Year	Our Share	Minority Share	Total	Weighted Average Interest Rate (1)	Amount
2009	$72,004	$22,994	$94,998	5.26%	$–
2010	257,768	270	258,038	5.23	–
2011	190,679	286	190,965	5.69	675,000	(2)(3)
2012	37,280	302	37,582	5.95	1,210,000	(2)(3)(4)
2013	49,500	319	49,819	5.89	–
Thereafter	429,748	20,813	450,561	5.85	–
Total	$1,036,979	$44,984	$1,081,963		$1,885,000

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (5)	Weighted Average Maturity
Secured Debt	$1,081,963	36.5%	5.26%	3.9 Years
Unsecured Debt	1,885,000	63.5	4.15	2.5 Years	(6)
Total Debt	$2,966,963	100.0%	4.56%	3.0 Years	(6)

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (5)	Weighted Average Maturity
Fixed Rate Debt	$1,245,516	42.0%	5.17%	4.2 Years
Floating Rate Debt – Hedged	953,500	32.1	5.71	2.6 Years	(7)
Floating Rate Debt – Unhedged	767,947	25.9	2.14	1.5 Years	(7)
Total Debt	$2,966,963	100.0%	4.56%	3.0 Years	(7)

(1)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(2)

Our borrowing capacity and financial covenants under our unsecured line of credit and unsecured term loan are not directly dependent or variable based upon our stock price. Interest on outstanding borrowings under our unsecured credit facility is based upon LIBOR plus 1.00% to 1.45% depending on our leverage or the higher of the Federal Funds rate plus 0.50% or Bank of America’s (“BofA”) prime rate plus 0.0% to 0.25% depending on our leverage. As of December 31, 2008, one-month LIBOR was 0.44%, the Federal Funds rate was 0-0.25%, and BofA’s prime rate was 3.25%.

(3)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit from October 2010 to October 2011 and our unsecured term loan from October 2011 to October 2012. As of December 31, 2008, cash and cash equivalents were approximately $71.2 million.

(4)

On or after January 15, 2012, we have the right to redeem our 3.70% unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(5)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees. See page 11 for further details of our interest rate swap agreements.

(6)

Assuming we elect to extend our unsecured line of credit and unsecured term loan to October 2011 and October 2012, respectively, the weighted average maturity on our unsecured debt and total debt would be 3.3 years and 3.5 years, respectively.

(7)

Assuming we elect to extend our unsecured line of credit and unsecured term loan to October 2011 and October 2012, respectively, the weighted average maturity on our hedged floating rate debt, unhedged floating rate debt and total debt would be 3.6 years, 2.1 years and 3.5 years, respectively. The interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

December 31, 2008

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates (1)	Notional Amounts	Effective at December 31, 2008

June 2006	June 30, 2006	September 30, 2009	5.299%	$125,000	$125,000

December 2005	December 29, 2006	November 30, 2009	4.730	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000

December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000

December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000

May 2005	June 30, 2008	June 30, 2009	4.509	50,000	50,000

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000

October 2008	October 10, 2008	December 31, 2009	2.750	75,000	75,000

October 2008	October 16, 2008	January 31, 2010	2.755	100,000	100,000

June 2006	October 31, 2008	December 31, 2010	5.340	50,000	50,000

June 2006	October 31, 2008	December 31, 2010	5.347	50,000	50,000

May 2005	November 28, 2008	November 30, 2009	4.615	25,000	25,000

October 2008	September 30, 2009	January 31, 2011	3.119	100,000	–

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	–

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	–

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	–

Total					$953,500

(1)

The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	December 31, 2008
	Number of	Rentable Square Feet			Annualized	Occupancy Percentage
Markets	Properties	Operating	Redevelopment	Total	Base Rent (1)	12/31/08 (1) (2)	12/31/07 (3)	9/30/08 (4)
California – Los Angeles Metro	1	31,343	–	31,343	$820	88.3%	70.8%	88.3%
California – San Diego	31	1,494,551	148,657	1,643,208	43,594	92.6	94.9	94.2
California – San Francisco Bay	17	1,478,660	–	1,478,660	56,542	98.4	95.8	98.7
Eastern Massachusetts	38	3,147,365	308,931	3,456,296	116,017	96.7	94.7	97.1
New Jersey/Suburban Philadelphia	8	441,504	–	441,504	8,341	87.5	96.6	87.5
Southeast	13	621,586	65,834	687,420	12,446	94.7	86.0(5)	94.5
Suburban Washington, D.C.	31	2,428,466	66,635	2,495,101	48,608	90.5	90.1	92.4
Washington – Seattle	13	1,045,768	–	1,045,768	32,244	98.7	97.2	99.0
International – Canada	4	342,394	–	342,394	8,773	100.0	100.0	100.0
Total Properties (Continuing Operations)	156	11,031,637	590,057	11,621,694	$327,385	94.8%	93.8%	95.6%

(1)

Excludes spaces at properties totaling approximately 590,057 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and three properties with approximately 64,218 rentable square feet that are classified as “held for sale.”

(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2008 was 90.0%. See page 18 for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling approximately 774,519 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and two properties with approximately 136,399 rentable square feet that was classified as “held for sale” as of December 31, 2007. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2007 was approximately 87.8%. See page 18 for additional information on our redevelopment program.

(4)

Excludes spaces at properties totaling approximately 708,473 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and one property with approximately 24,867 rentable square feet that was classified as “held for sale” as of September 30, 2008. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of September 30, 2008 was approximately 89.8%. See page 18 for additional information on our redevelopment program.

(5)	Substantially all of the vacant space was office or warehouse space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1)			Cash Basis (1)
	Quarter Ended			Quarter Ended

	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	% Change

Revenue (2)	$96,324	$92,378	4.3%	$94,540	$88,186	7.2%
Operating expenses	24,091	23,103	4.3	24,091	23,103	4.3
Revenue less operating expenses	$72,233	$69,275	4.3%	$70,449	$65,083	8.2%

	GAAP Basis (1)			Cash Basis (1)
	Year Ended			Year Ended

	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	% Change

Revenue (2)	$328,341	$315,106	4.2%	$323,189	$301,591	7.2%
Operating expenses	85,188	79,715	6.9	85,188	79,715	6.9
Revenue less operating expenses	$243,153	$235,391	3.3%	$238,001	$221,876	7.3%

NOTE:  This summary represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “Fourth Quarter Same Properties”) and for the full year periods (the “2008 Same Properties”).  Same property occupancy for the quarters ended December 31, 2008 and 2007 was approximately 95.6% and approximately 95.8%, respectively.  Same Property Occupancy for the year ended December 31, 2008 and 2007 was approximately 95.7% for both periods respectively. Properties undergoing redevelopment are excluded from same property results.

(1)

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Fourth Quarter Same Properties and 2008 Same Properties, as applicable (excluding lease termination fees, if any), less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Fourth Quarter Same Properties and 2008 Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended December 31, 2008 and 2007 for the Fourth Quarter Same Properties were $1,784,000 and $4,192,000, respectively. Straight-line rent adjustments for the year ended December 31, 2008 and 2007 for the 2008 Same Properties were $5,152,000 and $13,515,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of December 31, 2008, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of December 31, 2008, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended December 31, 2008

						TI’s/Lease
		Rentable			Rental	Commissions
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	41	528,555	$26.79	–	–	–	–
GAAP Basis	41	528,555	$25.77	–	–	–	–

Renewed/Released Space Leased
Cash Basis	24	373,314	$28.58	$29.86	4.5%	$5.17	4.9 years
GAAP Basis	24	373,314	$27.18	$30.96	13.9%	$5.17	4.9 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	10	139,820	–	$32.90	–	$7.69	6.1 years
GAAP Basis	10	139,820	–	$33.21	–	$7.69	6.1 years

Month-to-Month Leases in Effect
Cash Basis	14	77,618	$24.00	$24.00	–	–	–
GAAP Basis	14	77,618	$23.99	$24.00	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	34	513,134	–	$30.69	–	$5.86	5.2 years
GAAP Basis	34	513,134	–	$31.58	–	$5.86	5.2 years

Including Month-to-Month Leases
Cash Basis	48	590,752	–	$29.81	–	–	–
GAAP Basis	48	590,752	–	$30.58	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Year Ended December 31, 2008

						TI’s/Lease
		Rentable			Rental	Commissions
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	114	1,664,944	$26.88	–	–	–	–
GAAP Basis	114	1,664,944	$25.52	–	–	–	–

Renewed/Released Space Leased
Cash Basis	79	1,254,285	$27.08	$28.60	5.6%	$4.66	4.3 years
GAAP Basis	79	1,254,285	$25.51	$29.34	15.0%	$4.66	4.3 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	62	906,859	–	$35.04	–	$10.80	7.2 years
GAAP Basis	62	906,859	–	$37.64	–	$10.80	7.2 years

Month-to-Month Leases in Effect
Cash Basis	14	77,618	$24.00	$24.00	–	–	–
GAAP Basis	14	77,618	$23.99	$24.00	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	141	2,161,144	–	$31.30	–	$7.23	5.5 years
GAAP Basis	141	2,161,144	–	$32.82	–	$7.23	5.5 years

Including Month-to-Month Leases
Cash Basis	155	2,238,762	–	$31.05	–	–	–
GAAP Basis	155	2,238,762	–	$32.52	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

December 31, 2008

				Annualized Base Rent
		Rentable Square	Percentage of	of Expiring Leases
Year of Lease	Number of	Footage of	Aggregate	(per rentable
Expiration	Leases Expiring	Expiring Leases	Leased Square Feet	square foot)

2009	75 (1)	982,312 (1)	9.5%	$30.55
2010	62	1,088,066	10.5	27.41
2011	70	1,700,099	16.4	29.21
2012	60	1,384,688	13.3	34.39
2013	50	1,057,435	10.2	31.67
2014	25	815,970	7.9	28.72
2015	14	688,865	6.6	29.60
2016	14	751,560	7.2	26.79
2017	12	600,032	5.8	36.73
2018	11	726,844	7.0	43.64

	Rentable Square Footage of Expiring Leases
Markets	2009		2010

California – Los Angeles Metro	8,360		–
California – San Diego	192,001		189,887
California – San Francisco Bay	260,535		208,186
Eastern Massachusetts	152,353		280,578
New Jersey/Suburban Philadelphia	21,000		42,460
Southeast	111,796		94,467
Suburban Washington, D.C.	201,895		140,386
Washington – Seattle	34,372		132,102
International – Canada	–		–

Total	982,312	(1)	1,088,066

(1)          Excludes 14 month-to-month leases for approximately 78,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions

For the Quarter Ended December 31, 2008

(Dollars in thousands)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Total Additions to Properties Under Redevelopment/Operating Properties:	N/A	N/A	N/A

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:	N/A	N/A	N/A

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:

Eastern Massachusetts	$1,896	October	24,867

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Rentable Square Footage Undergoing Redevelopment
December 31, 2008

				Rentable
				Square Footage
	Placed	Estimated	Estimated	Undergoing
	in	In-Service	Investment	Redevelopment/
Markets/Submarkets	Redevelopment	Dates	Per Square Foot	Total Property	Status

California – San Diego/Torrey Pines	2007	2009/2010	$100-120	84,504 / 84,504	Design/Construction (1)

California – San Diego/Torrey Pines	2006	2009	$80-100	13,591 / 43,600	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	11,338 / 107,709	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	39,224 / 76,084	Construction

Eastern Massachusetts/Cambridge	2006	2009	$120-175	75,045 / 177,101	Design/Construction

Eastern Massachusetts/Cambridge	2007	2009	$100-130	90,841 / 369,831	Design/Construction

Eastern Massachusetts/Suburban	2007	2009/2010	$70-80	113,045 / 113,045	Design/Construction

Eastern Massachusetts/Suburban	2008	2010	$120-140	30,000 / 30,000	Design/Construction

Southeast/Florida	2006	2009	$80-100	42,712 / 44,855	Construction

Southeast/North Carolina	2008	2009	$80-100	6,729 / 60,519	Construction

Southeast/North Carolina	2007	2008 (2)	$100-120	16,393 / 77,395	Construction

Suburban Washington, D.C./Gaithersburg	2007	2008 (3)	$40-50	15,504 / 44,464	Construction

Suburban Washington, D.C./Shady Grove	2007	2009	$70-80	51,131 / 123,501	Construction

				590,057 / 1,352,608

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of December 31, 2008, our asset base contained embedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,565,000 rentable square feet. See Summary of Embedded Future Development and Redevelopment Square Footage on page 20.

(1)

This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment and an additional building targeted for development in the future. The entitlement process for this project was completed in 2007.

(2)	The project will be delivered to the tenant for occupancy in February 2009.
(3)	The project was delivered to the tenant for occupancy in January 2009.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
December 31, 2008

Markets/Submarkets	Building Descriptions	Construction Start Dates	Estimated In-Service Dates	Estimated Investment Per Square Foot (1)	Rentable Square Feet	Development Status	Leasing Status

California – San Francisco Bay/ Mission Bay	Multi-tenant Bldg.	2007	2010	$350	158,000	Construction	100% Leased or Committed

California – San Francisco Bay/ So. San Francisco	Two Bldgs., Single or Multi-tenant	2006	2009	$350	162,000	Construction	16% Leased; Marketing

California – San Francisco Bay/ So. San Francisco	Single Tenant Bldg.	2006	2009	$350	130,000	Construction	55% Leased with Option for Remaining Space Through 2009

New York – New York City – East Tower	Multi-tenant Bldg.	2007	2010/2011	$500	310,000	Construction	Marketing; Negotiating Substantial LOI

Washington – Seattle	Single Tenant Bldg. with 5% Retail	2007	2010	$390	115,000	Construction	92% Leased with Option for Additional 3%; 5% Retail

Total Properties Undergoing Ground-Up Development (1)					875,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use.  Pre-construction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization under SFAS 34 and SFAS 67 and would be expensed as incurred.

(1)

Our aggregate construction costs to date related to major properties undergoing vertical ground-up development approximate $395 per developable square foot. Amount excludes our investment per square foot in land.  Our development project in China aggregating approximately 280,000 rentable square feet is nearing shell completion.  We are working with the local government on a substantial modification of our land use right to expand it to a broader range of uses. As of December 31, 2008, our remaining estimated cost to complete shell construction for our development project in China is less than $7 million.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Embedded Future Development and Redevelopment Square Footage
December 31, 2008

Markets	Total Embedded Development Square Footage (1)		Embedded Future Redevelopment Square Footage	Total

California – San Diego	443,000		178,000	621,000

California – San Francisco Bay/Mission Bay	2,386,000		–	2,386,000

California – San Francisco Bay/So. San Francisco	921,000		25,000	946,000

Eastern Massachusetts	2,275,000		540,000	2,815,000

Suburban Washington, D.C.	787,000		466,000	1,253,000

Washington – Seattle	1,077,000		135,000	1,212,000

International – Canada	827,000		–	827,000

Other	905,000		221,000	1,126,000

Total	9,621,000	(2)	1,565,000	11,186,000

The embedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our embedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 19. Commencement of construction will depend on numerous factors, including the successful completion of development/pre-construction activities and management’s assessment of overall market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)	Development/pre-construction square footage is included in Total Embedded Development Square Footage shown above.
(2)

In addition, we have the right to develop an additional parcel in New York City with approximately 442,000 rentable square feet. This square footage is not included in the embedded future development square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the Fourth Quarter Ended December 31, 2008

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the fourth quarter and year ended December 31, 2008:

Date:	February 9, 2009

Time:	3:00 P.M. Eastern Time/12:00 P.M. Noon Pacific Time

Phone Number:	(719) 325-4835

Confirmation Code:	7288432